EXHIBIT 23.5

                    INDEPENDENT RESERVOIR ENGINEER'S CONSENT




        We consent to the incorporation by reference into Form S-8 Registration No. 33-60571 and Form S-8 Registration Statement No. 333-12375 of Southern Mineral corporation a Nevada Corporation (the "Company") of the references to this firm and to our report on the Company estimated Ecuadorian proved reserves as of December 31, 1997 contained in this Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                                          RYDER SCOTT COMPANY
                                                          PETROLEUM ENGINEERS
Houston, Texas
March 25, 1998